Exhibit 10.1
Execution Copy
TERMINATION AND RELEASE AGREEMENT
          This TERMINATION AND RELEASE AGREEMENT (this “Agreement”), dated as of July 26, 2010, by and between Thoratec Corporation, a California corporation (“Thoratec”), International Technidyne Corporation, a Delaware corporation and a wholly-owned subsidiary of Thoratec (“ITC”), Danaher Corporation, a Delaware corporation (“Danaher”), and Radiometer America Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Danaher (“Radiometer”).
          WHEREAS, Thoratec, Radiometer and Danaher (solely with respect to Section 11.14 thereof) are parties to that certain Stock Purchase Agreement, dated as of April 25, 2010 (the “Purchase Agreement”) with respect to the acquisition of all of the outstanding capital stock of ITC by Radiometer.
          WHEREAS, each of Thoratec and Radiometer, desire to terminate the Purchase Agreement pursuant to Section 11.1(a)(i) of the Purchase Agreement, on the terms set forth herein.
          NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Danaher, ITC, Thoratec and Radiometer hereby agrees as follows:
          1. Termination of the Purchase Agreement. Effective upon the execution of this Agreement by each of Thoratec, Danaher, ITC and Radiometer, the Purchase Agreement shall be terminated in accordance with Section 11.1(a)(i) of the Purchase Agreement and no party thereto shall have any rights, duties, liabilities or obligations of any nature whatsoever with respect to, in connection with or otherwise arising under the Purchase Agreement, other than solely as provided in Section 11.1(b) thereof; provided, that the parties acknowledge and agree that any Liability (as defined below) that would otherwise survive under the first sentence of Section 11.1(b) (i.e., a claim for fraud or for breach of the Purchase Agreement occurring prior to the termination of the Purchase Agreement) is intended to be released in its entirety under this Agreement and shall be for all purposes included in the Thoratec Released Claims or the Danaher Released Claims, as the case may be; and provided. further, that survival of the provisions of Article XI of the Purchase Agreement contemplated by Section 11.1(b) of the Purchase Agreement shall be solely in relation to the surviving post-closing rights and obligations set forth in Section 6.5 and Section 11.1(b) of the Purchase Agreement.
          2. Mutual Release.
          (a) Effective upon the execution of this Agreement by each of Thoratec, Danaher, ITC and Radiometer, Thoratec and ITC, each on its own behalf and on behalf of each of its respective controlled affiliates, successors, assigns, representatives, directors, current or future officers, attorneys, agents, employees, partners, managers, principals, members, predecessor entities, heirs, executors and administrators (the “Thoratec Releasing Parties”), releases and forever discharges Radiometer, Danaher and each of their respective affiliates, representatives, directors, current or future officers, attorneys, agents, employees, equityholders, partners, managers, principals, members, predecessor entities, heirs, executors, administrators, successors and assigns (individually, a “Radiometer Releasee” and collectively, the “Radiometer Releasees”) from and with respect to any and all past, present, direct, indirect and/or derivative liabilities, claims, rights, actions, causes of action, controversies, counts, obligations, sums of money due, attorneys’ fees, suits, debts, accounts, bonds, covenants, contracts, agreements, promises, judgments, demands, damages and charges of whatever kind or nature, known or unknown, matured or unmatured, liquidated or unliquidated, in law or in equity, asserted or that could have been asserted, under federal or state statute, or common law or the laws of any other relevant jurisdiction (each, a “Liability”), arising from or out of, based upon, in connection with or otherwise relating in any way to the Purchase Agreement (including, for the avoidance of doubt, the negotiation thereof, all due diligence activities and other actions or activities undertaken in connection therewith, any post-execution discussions, negotiations, communications, advice, proposals, guidance, consents, information requests or exchanges or other actions (whether under Article VI of the Purchase Agreement or otherwise), any obligation or covenant, vel non, to close the purchase transaction contemplated thereunder, and any Liability that would otherwise have survived under the first sentence of Section 11.1(b) of the Purchase Agreement) (collectively, the “Thoratec Released Claims”); provided, that nothing contained in this Agreement shall be deemed to release any party hereto from its obligations under this Agreement or any agreement among any of the parties hereto entered into subsequent to the execution of this Agreement.
          (b) Effective upon the execution of this Agreement by each of Thoratec, Danaher, ITC and Radiometer, Radiometer and Danaher, each on its own behalf and on behalf of each of its respective controlled affiliates, successors, assigns, representatives, directors, current or future officers, attorneys, agents, employees, partners, managers, principals, members, predecessor entities, heirs, executors and administrators (the “Radiometer Releasing Parties”), releases and forever discharges Thoratec, ITC and each of their respective affiliates, representatives, directors, current or future officers, attorneys, agents, employees, equityholders, partners, managers, principals, members, predecessor entities, heirs, executors, administrators, successors and assigns (individually, a “Thoratec Releasee” and collectively, the “Thoratec Releasees”) from and with respect to any and all past, present, direct, indirect and/or derivative liabilities, claims, rights, actions, causes of action, controversies, counts, obligations, sums of money due, attorneys’ fees, suits, debts, accounts, bonds, covenants, contracts, agreements, promises, judgments, demands, damages and charges of whatever kind or nature, known or unknown, matured or unmatured, liquidated or unliquidated, in law or in equity, asserted or that could have been asserted, under federal or state statute, or common law or the laws of any other relevant jurisdiction, arising from or out of, based upon, in connection with or otherwise relating in any way to the Purchase Agreement (including, for the avoidance of doubt, the negotiation thereof, all due diligence activities and other actions or activities undertaken in connection therewith, any post-execution discussions, negotiations, communications, advice, proposals, guidance, consents, information requests or exchanges or other actions (whether under Article VI of the Purchase Agreement or otherwise), any obligation or covenant, vel non, to close the purchase transaction contemplated thereunder and any Liability that would otherwise have survived under the first sentence of Section 11.1(b) of the Purchase Agreement) (collectively, the “Radiometer Released Claims”); provided, that for the avoidance of doubt, nothing contained in this Agreement shall be deemed to release any party hereto from its obligations under this Agreement or any agreement among any of the parties hereto entered into subsequent to the execution of this Agreement.
          (c) Scope of Release.
          (i) Thoratec and ITC, on behalf of the Thoratec Releasing Parties, and Danaher and Radiometer, on behalf of the Radiometer Releasing Parties, acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know, anticipate or believe to be true related to or concerning the Thoratec Released Claims or the Radiometer Released Claims, respectively. The parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a party or parties. It is nonetheless the intent of the parties to give a full, complete and final release and discharge of the Thoratec Released Claims and the Radiometer Released Claims, respectively. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases with regard to the Thoratec Released Claims and the Radiometer Released Claims, respectively notwithstanding the discovery or existence of any such additional or different claim or fact. To that end, with respect to the Thoratec Released Claims and the Radiometer Released Claims, respectively, the parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, under which a general release does not extend to claims which the parties do not know or suspect to exist in their favor at the time of executing the release, which if known by the parties might have affected the parties’ settlement. With respect to the Thoratec Released Claims and the Radiometer Released Claims, respectively, the parties expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of §1542 of the California Civil Code, or any New York or other state’s counterpart thereto, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
          (ii) The parties acknowledge and agree that the inclusion of this Section 2(c) was separately bargained for and is a key element of this Agreement.
          3. Covenant Not to Sue. Effective upon the execution of this Agreement by each of Thoratec, Danaher, ITC and Radiometer, each party covenants, on behalf of itself, the Thoratec Releasing Parties and the Thoratec Releasees, in the case of Thoratec and ITC, and the Radiometer Releasing Parties and the Radiometer Releasees, in the case of Danaher and Radiometer, not to bring any Thoratec Released Claim or Radiometer Released Claim (as the case may be) before any court, arbitrator, or other tribunal or forum in any jurisdiction, whether as a claim, a cross claim or a counterclaim. Any Thoratec Releasee or Radiometer Releasee may plead this Agreement as a complete bar to any Thoratec Released Claim or Radiometer Released Claim (as the case may be) brought in derogation of this covenant not to sue. The covenants contained in this Section 3 shall survive this Agreement indefinitely regardless of any statute of limitations.
          4. Non-Disparagement. In connection herewith, each of Thoratec and ITC, on the one hand, and each of Danaher and Radiometer, on the other hand, agrees not to, and to cause each of its respective controlled affiliates, successors, assigns, representatives, directors, current or future officers, attorneys, agents, employees, partners, managers, principals, members, predecessor entities, heirs, executors and administrators not to, make any negative or disparaging statements or communications regarding the other party (which shall include the party’s direct or indirect parent companies and its and their respective officers, directors, employees and agents) either publicly or in any manner reasonably likely to embarrass or otherwise damage or disparage such person.
          5. Representations.
          (a) Thoratec, Danaher, ITC and Radiometer each represent and warrant that (i) it has the full power and authority to enter into and perform this Agreement; (ii) the execution, delivery, and performance of this Agreement has been approved by all requisite action on the part of such party; (iii) this Agreement has been executed and delivered on behalf of such party by such party or its duly authorized agent and constitutes the valid and binding obligation of such party enforceable in accordance with its terms; (iv) such party has received no notice and has no knowledge of any judgment, restraining order, consent decree, or judicial or administrative prohibition binding upon it, that would be violated by its entry into this Agreement; and (v) such party was represented by attorneys in connection with the execution of this Agreement, has read and understood all aspects of this Agreement and all of its effects, and has executed this Agreement as a free and voluntary act of its or his own free will and without any threat, force, fraud, duress, or coercion of any kind.

          (b) Thoratec and ITC each represents and warrants that each Thoratec Releasing Party is the true and lawful owner of all right, title, and interest in and to the Thoratec Released Claims and has not assigned, pledged, hypothecated, transferred, or otherwise divested itself or encumbered any interest in the Thoratec Released Claims. Danaher and Radiometer each represents and warrants that each Radiometer Releasing Party is the true and lawful owner of all right, title, and interest in and to the Radiometer Released Claims and has not assigned, pledged, hypothecated, transferred, or otherwise divested itself or encumbered any interest in the Radiometer Released Claims.
          6. Miscellaneous.
          (a) Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Thoratec, Danaher, ITC and Radiometer. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each of Thoratec, Danaher, ITC and Radiometer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
          (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties to this Agreement and their successors and permitted assigns) any rights, benefits or remedies of any nature whatsoever under, or by reason of, this Agreement. No third party is entitled to rely on any of the agreements contained in this Agreement.
          (c) Specific Performance. Each of Thoratec, Danaher, ITC and Radiometer acknowledges and agrees that the parties hereto would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, so that, in addition to any other remedy that a party may have under law or equity, each party hereto shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Each of the parties hereto hereby waives (i) any defense that a remedy at law would be adequate in any action for specific performance and (ii) any requirement under any applicable law to post a bond or other security as a prerequisite to obtaining equitable relief.
          (d) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, (ii) when transmitted if transmitted by telecopy, electronic mail or other digital transmission, (iii) the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service and (iv) upon receipt, if sent by certified or registered mail, return receipt requested. In each case any such notice, request, demand or other communication shall be sent to:
          If to Thoratec or ITC, to:
Thoratec Corporation
6035 Stoneridge Drive
Pleasanton, CA 94588
Attention: David Lehman, General Counsel
Facsimile: (925) 734-4043
Email: david.lehman@thoratec.com

          with copies (which shall not constitute notice) to:
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attention: Charles K. Ruck, Esq., M. Adel Aslani-Far, Esq.
Facsimile: (212) 751-4864
Email: charles.ruck@lw.com, adel.aslanifar@lw.com
          If to Danaher or Radiometer, to:
Radiometer America Inc.
c/o Danaher Corporation
2099 Pennsylvania Avenue, 12th Floor
Washington, D.C. 20006-1813
Attention: Attila Bodi
Facsimile: (202) 828-0850
          with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Daniel E. Wolf
Facsimile: (212) 446-6460
Email: daniel.wolf@kirkland.com
     or to such other place and with such other copies as either party hereto may designate as to itself by written notice to the other.
          (e) Service of Process, Consent to Jurisdiction; WAIVER OF JURY TRIAL.
          (i) Each party hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party’s address set forth herein, or by any other method provided or permitted under New York law.
          (ii) Any claim, demand, action or cause of action (a) arising out of or relating to this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, shall be instituted exclusively in the federal court for the Southern District of New York, or, if such court does not take or have jurisdiction over such claim, in any New York state court in the county of New York having jurisdiction over such claim, and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of any such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by any such court. Each party hereto further irrevocably submits to the jurisdiction of any such court in any such claim.
          (iii) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding upon the parties hereto. The execution of this Agreement by any of the parties hereto may be evidenced by way of a facsimile transmission of such party’s signature, a photocopy of such facsimile transmission or other electronic means, and such facsimile or other electronic signature shall be deemed to constitute the original signature of such party.
          (g) Headings. The headings used in this Agreement are for the purpose of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.
          (h) Severability. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
          (i) Further Acts. Each party shall execute such further instruments and documents and shall perform such further acts as may be reasonably necessary or convenient to carry out and perform the terms and provisions of this Agreement.
          (j) Construction. This Agreement shall be construed as if the parties jointly prepared it and any uncertainty or ambiguity shall not be interpreted against any one party because of the manner in which this Agreement was drafted or prepared.
*     *     *     *     *

          IN WITNESS WHEREOF, the parties have executed this Termination and Release Agreement as of the date first written above.

THORATEC CORPORATION

By:	/s/ Gary F. Burbach

Name:	Gary F. Burbach
Title:	CEO

INTERNATIONAL TECHNIDYNE CORPORATION

By:	/s/ Lawrence Cohen

Name:	Lawrence Cohen

Title:	President

DANAHER CORPORATION

By:	/s/ Jonathan Graham

Name:	Jonathan Graham

Title:	SVP & GC

RADIOMETER AMERICA INC.

By:	/s/ James F. O’Reilly

Name:	James F. O’Reilly

Title:	VP